Exhibit 99.1

         May 29, 2013

Contact:	Douglas J. Glenn
President and Chief Executive Officer
(757) 217-1000

JOHN PEARSALL, JR. JOINS BANK OF HAMPTON ROADS COMMERCIAL REAL ESTATE UNIT IN RICHMOND AS SENIOR VICE PRESIDENT

Virginia Beach, Virginia, May 29, 2013:  Hampton Roads Bankshares, Inc. (NASDAQ:  HMPR) (the “Company”), the holding company for The Bank of Hampton Roads (“BHR”) and Shore Bank, today announced that  John S. Pearsall, Jr. has joined BHR’s Commercial Real Estate Group as Senior Vice President.  He is based in the Short Pump Financial Center in Richmond.  Pearsall has 35 years of experience in commercial banking and commercial real estate.  BHR operates as Gateway Bank in the Richmond market.

Douglas J. Glenn, President and Chief Executive Officer of the Company and Chief Executive Officer of BHR, said,“As part of our One Bank strategy, we are recruiting highly experienced bankers with proven track records, deep roots in our communities and a strong commitment to outstanding customer service.  With the addition of John to our team, we continue to build a Commercial Real Estate Unit with a depth of expertise that is uncommon for a community bank.”

Michael J. Sykes, Head of BHR’s Commercial Real Estate Unit, said “I have known John for thirty years, having worked with him in the commercial real estate division of Bank of America and predecessor institutions. I look forward to this opportunity to work with John again as we continue to build our commercial real estate team.”

Prior to joining BHR, Pearsall served for 35 years in a variety of lending positions with Bank of America, N.A. and its predecessors.  From 2008 to 2013, he was Senior Vice President and Team Leader in Bank of America's Special Asset Group - Real Estate, based in Richmond, VA.  From 1981 to 2008, he served in positions of increasing seniority in Commercial Real Estate banking, with responsibility for market areas covering central, western and eastern Virginia. His extensive prior direct real estate lending experience includes urban, suburban, rehab, new construction, apartment, condo, office, retail, custom & tract housing, land & land development, warehouse, and mixed use projects.

Pearsall earned a B.S. in Economics from the Virginia Polytechnic Institute and State University.  He is active in a number of civic, community and professional organizations and has served in leadership positions with Richmond Habitat for Humanity, the Home Builders Association of Richmond and the Greater Richmond Chamber of Commerce.

Caution About Forward-Looking Statements

Certain statements made in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, including prospective statements about the performance of the Company’s personnel or the Company’s ability to continue to build its Commercial Real Estate Unit.  Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012, Quarterly Report on Form 10-Q for the quarter ended March 31, 2013,  and other filings made with the SEC.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a bank holding company headquartered in Virginia Beach, Virginia.  The Company’s primary subsidiaries are The Bank of Hampton Roads, which opened for business in 1987, and Shore Bank, which opened in 1961 (collectively, the “Banks”).  The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses.  Currently, The Bank of Hampton Roads operates 33 banking offices in Virginia and North Carolina doing business as Bank of Hampton Roads and Gateway Bank & Trust Co.  Shore Bank serves the Eastern Shore of Maryland and Virginia through seven banking offices, ATMs and two loan production offices in West Ocean City, Maryland and Rehoboth Beach, Delaware. Through various affiliates, the Banks also offer mortgage banking services and investment products.  Shares of the Company’s common stock are traded on the NASDAQ Global Select Market under the symbol “HMPR.”  Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

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